Exhibit 8.1

OPINION AND CONSENT OF BRUNSON CHANDLER & JONES, PLLC

September 13, 2024

Alpha Modus, Corp.

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

Re:	Alpha Modus, Corp.

Merger Tax Opinion

Ladies and Gentlemen:

We have acted as special counsel to Alpha Modus, Corp., a Florida corporation (“Alpha Modus”), in connection with the proposed merger (the “Merger”) of IAC Merger Sub Inc. (“Merger Sub”), a Florida corporation and a wholly owned subsidiary of Insight Acquisition Corp., a Delaware corporation (“Insight”), with and into Alpha Modus, with Alpha Modus as the surviving entity, as contemplated by the Business Combination Agreement, dated as of October 13, 2023, by and between Alpha Modus, Merger Sub, and Insight, as amended by the First Amendment to the Business Combination Agreement, dated as of June 21, 2024 (such business combination agreement, as amended, the “Business Combination Agreement”). In connection with the effectiveness of the Registration Statement on Form S-4, as amended (the “Registration Statement”) including the proxy statement/prospectus forming a part thereof, relating to the Merger and initially filed with the Securities and Exchange Commission on December 28, 2023, you have requested our opinion as to certain U.S. federal income tax matters relating to Alpha Modus and its shareholders.

In providing our opinion, we have examined the Business Combination Agreement, the Registration Statement, and such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. In addition, we have assumed that: (i) the Merger and related transactions will be consummated in accordance with the provisions of the Business Combination Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified); (ii) the statements concerning the Merger and the parties thereto set forth in the Business Combination Agreement and the Registration Statement are true, complete and correct, and the Registration Statement is true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Merger; (iii) all such statements qualified by knowledge, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification; (iv) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity; and (v) all applicable reporting requirements have been or will be satisfied. If any of the above-described assumptions is untrue for any reason, or if the Merger is consummated in a manner that is different from the manner described in the Business Combination Agreement and the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing and the exceptions, limitations and qualifications described in the Registration Statement, we are of the opinion that, under currently applicable United States federal income tax law, the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Business Combination Agreement or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger and related transactions, or any inaccuracy in the statements, facts, or assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Alpha Modus of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, including Item 509 of Regulation S-K.

Very truly yours,

/s/ Brunson Chandler & Jones, PLLC

BRUNSON CHANDLER & JONES, PLLC